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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 27, 2000 relating to the financial statements of PeoplePC, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

August 4, 2000